Exhibit 10.3

AMENDMENT TO

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

A DELAWARE LIMITED PARTNERSHIP

THIS AMENDMENT (this “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), is entered into on or about October 7, 2019, but shall be effective as of January 1, 2019 (the “Effective Date”), by and among (a) Industrial Property Trust, Inc., a Maryland corporation (“General Partner”), (b) the Operating Partnership and (c) Industrial Property Advisors Group LLC, a Delaware limited liability company (“Special OP Unitholder”). The General Partner, Operating Partnership and the Special OP Unitholder are collectively referred to herein as the “Parties” and each a “Party.”

W I T N E S S E T H

WHEREAS, the Parties are parties to that certain Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP dated August 14, 2015 (the “Agreement”), which is amended hereby;

WHEREAS, on August 20, 2019, General Partner, Prologis, L.P., a Delaware limited partnership (“PLD”), and Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of PLD, entered into an Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) pursuant to which General Partner has elected to engage in an asset sale with PLD and its affiliates, rather than a merger of Rockies Acquisition LLC with and into General Partner, and the board of directors of General Partner has unanimously approved the Asset Sale (as defined below), the Merger Agreement and the other transactions contemplated by the Merger Agreement;

WHEREAS, the Merger Agreement provides for the sale of substantially all of General Partner’s assets to PLD through (i) two mergers (each, a “Merger” and collectively the “Mergers”) of Rockies Acquisition LLC or newly formed Delaware limited liability companies that are wholly owned subsidiaries of PLD or an affiliate of PLD with and into newly formed, wholly owned subsidiaries of IPT Real Estate Holdco LLC, a Delaware limited liability company and indirect subsidiary of General Partner, with each such applicable newly formed, wholly owned subsidiary of IPT Real Estate Holdco LLC surviving each Merger as a wholly owned subsidiary of PLD or an affiliate of PLD upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) the sale (each such asset transfer, together with the Mergers, the “Asset Sale”) by IPT Real Estate Holdco LLC of up to ten to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Real Estate Holdco LLC to PLD or an affiliate of PLD;

WHEREAS, in connection with the Asset Sale, General Partner has agreed to sell all of its subsidiaries in which it has an ownership interest (excluding the Operating Partnership, IPT Real Estate Holdco LLC and its subsidiaries that hold General Partner’s collective interests in Build-to-Core Industrial Partnership I LP, a Delaware limited partnership, and Build-to-Core Industrial Partnership II LP, a Delaware limited partnership (the “BTC Portfolio”); and potentially excluding IPT Acquisition, IPT Property Management, and IPT Services) to affiliates of PLD by way of the Asset Sale, causing General Partner to continue to exist and for its remaining assets to primarily consist of the BTC Portfolio, and resulting in all holders of General Partner’s common stock to continue to hold their respective shares of common stock in General Partner;

WHEREAS, if and when the Asset Sale is completed, all holders of General Partner’s common stock will then be entitled to receive a special distribution from General Partner in cash equal to such stockholder’s pro rata share of the net total consideration for the Asset Sale, as more fully described in General Partner’s preliminary proxy statement in connection with the Mergers and Asset Sale as filed with the U.S. Securities and Exchange Commission on September 12, 2019;

WHEREAS, the Parties have, as of the Effective Date, hereby agreed to generate a reduction in total, combined fees payable to Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”) under that certain Amended and Restated Advisory Agreement (2019) dated as of June 12, 2019, in connection with the Asset Sale or any other Sale (as defined in the Agreement) of the Wholly-Owned Portfolio (as defined below);

WHEREAS, the Parties have, as of the Effective Date, hereby agreed that the Advisor will receive an increased promote interest in the Operating Partnership to the Special OP Unitholder and shall subsequently transfer its Special Partnership Units to an affiliate of the Advisor, which increased promote interest shall (with limited exceptions described in the final sentence of Section 2 below) not apply to the Asset Sale or any other Sale of the Wholly-Owned Portfolio, and which aforementioned increased promote interest to the Special OP Unitholder is to be effected by this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                      Article I.

a.                                      The defined term “Distribution Hurdle Requirement” is hereby inserted, in alphabetical order, under Article I (DEFINED TERMS) and shall read as follows: “‘DISTRIBUTION HURDLE REQUIREMENT’ has the meaning provided in Section 5.2(b)(i)(1)(A) hereof.”

b.                                      The defined term “Wholly-Owned Portfolio” is hereby inserted, in alphabetical order, under Article I (DEFINED TERMS) and shall read as follows: “‘WHOLLY-OWNED PORTFOLIO’ has the meaning provided in Section 5.2(b)(i) hereof.”

2.                                      Section 5.2 (DISTRIBUTION OF CASH).  Sections 5.2(b)(i) and 5.2(b)(ii) are hereby deleted in their entirety and replaced with:

(i)                                     Distributions of Net Sales Proceeds shall be made as follows:

(A)       with respect to a Sale involving the Properties owned 100% by the Partnership (the “Wholly-Owned Portfolio”), all distributions of Net Sales Proceeds shall be made: (1) first, 100% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date provided that the aggregate distributions made hereunder to the Class T Unitholders shall be reduced by the aggregate Distribution Fee payable by the General Partner with respect to Class T REIT Shares with respect to such Record Date to the extent the aggregate reduction made under Section 5.2(b)(ii) below with respect to such Record Date is less than the Distribution Fee payable with respect to such date, until the General Partner (and its shareholders), have received cumulative distributions under this Section 5.2(b) (taking into account the aggregate distributions made pursuant to this Section 5.2(b)(i) and Section 5.2(b)(ii) below), equal to the aggregate Capital Contributions made by the General Partner (and its shareholders), to the Partnership plus a cumulative, non-compounded pre-tax rate of return thereon of 6.5% per annum (the “Distribution Hurdle Requirement”), determined by taking into account the dates on which all such Capital Contributions and distributions were made and (2) second, (I) 85% to the OP Unitholders, in accordance with their respective Percentage Interests on the Partnership Record Date and (II) 15% to the Special OP Unitholders in accordance with their respective Special Percentage Interests on the Partnership Record Date; and

(B)       thereafter, and assuming the Distribution Hurdle Requirement has been previously met, all other distributions of Net Sales Proceeds shall be made: (1) 65% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date, and (2) 35% to the Special OP Unitholders in accordance with their respective Special Percentage Interests on the Partnership Record Date;

(ii)                                  All distributions of cash other than Net Sales Proceeds shall be made as follows:

(A)       prior to a Sale of the Wholly-Owned Portfolio, to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date, provided that the aggregate distribution made hereunder to Class T Unitholders shall be reduced by the aggregate Distribution Fee payable by the General Partner with respect to Class T REIT Shares with respect to such Record Date, and

(B)       thereafter: (1) 65% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date, provided that the aggregate distribution made hereunder to Class T Unitholders shall be reduced by the aggregate Distribution Fee payable by the General Partner with respect to Class T REIT Shares, and (2) 35% to the Special OP Unitholders in accordance with their respective Special Percentage Interests on the Partnership Record Date.

The foregoing assumes that a Sale of the Wholly-Owned Portfolio occurs prior to any distributions under Sections 5.2(b)(i)(B) or 5.2(b)(ii)(B).  If the Sale of the Wholly-Owned Portfolio occurs after any other Sale otherwise contemplated to be subject to the distribution priorities described in Section 5.2(b)(i)(B) (but for the fact that the Distribution Hurdle Requirement had not yet been met at the time of such other Sale), the General Partner shall have the authority to make distributions of Net Sales Proceeds from the Sale of the Wholly-Owned Portfolio in a manner reasonably designed to achieve a substantially similar outcome to what would have been obtained had the sale of the Wholly-Owned Portfolio occurred prior to such Sale contemplated in Section 5.2(b)(i)(B).”

3.                                      Entire Agreement.  The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties and supersedes any prior agreements or understandings between them with respect to the subject matter thereof.

4.                                      Full Force and Effect.  Except as expressly amended hereby, the Agreement shall remain in full force and effect.

5.                                      Further Action.  Each Party, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Amendment.

6.                                      Counterpart Execution.  This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  This Amendment may be delivered by one or more parties by electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

GENERAL PARTNER:

INDUSTRIAL PROPERTY TRUST INC., a

Maryland corporation

By:	/s/ Thomas McGonagle

	Name:	Thomas McGonagle

	Title:	Chief Financial Officer

LIMITED PARTNER:

INDUSTRIAL PROPERTY TRUST INC.

By:	/s/ Thomas McGonagle

	Name:	Thomas McGonagle

	Title:	Chief Financial Officer

SPECIAL OP UNITHOLDER:

INDUSTRIAL PROPERTY ADVISORS GROUP LLC

By:	/s/ Evan H. Zucker

	Name:	Evan H. Zucker

	Title:	Manager

PARTNERSHIP:

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

By:	INDUSTRIAL PROPERTY TRUST INC., its Sole General Partner

		By:	/s/ Thomas McGonagle

			Name:	Thomas McGonagle

			Title:	Chief Financial Officer